UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 9, 2025, Broadwood Partners, L.P., collectively with its affiliates, issued a press release, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference, and updated its website, www.LetSTAARShine.com, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Special Meeting of Stockholders Originally Scheduled for October 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of STAAR Surgical Company (the “Company”) in connection with the special meeting of stockholders originally scheduled for October 23, 2025 and most recently postponed to be held on December 19, 2025 (including any further adjournments, postponements, reschedulings or continuations thereof, the “Proposed Merger Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Proposed Merger Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE PROPOSED MERGER SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Special Meeting of Stockholders to Remove Members of the Board

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of stockholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Stockholder Meeting”). The Stockholder Meeting will be separate, distinct and unrelated to the Proposed Merger Special Meeting, and the Participants believe that the Stockholder Meeting will have no effect on the outcome of the Proposed Merger Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Stockholder Meeting, regardless of the outcome of the stockholder vote at the Proposed Merger Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Stockholder Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE STOCKHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on November 21, 2025 and is available here.

Exhibit 1

Broadwood Partners Responds to Alcon’s Increase to Proposed Acquisition Price of STAAR Surgical

Notes That Price Bump Is Further Evidence That the Original Sale Process Was Horribly Flawed and Failed to Maximize Shareholder Value

New Price Is Approximately Half the Price Offered by Alcon Twice in 2024; STAAR’s Projections Have Not Changed Materially

Continues to Urge STAAR Shareholders to Vote “AGAINST” the Proposed Transaction

NEW YORK--(BUSINESS WIRE)--Broadwood Partners, L.P. and its affiliates (collectively, “Broadwood,” “we,” “us” or “our”) today responded to the amended transaction terms of the proposed acquisition of STAAR Surgical Company (“STAAR” or the “Company”) (NASDAQ: STAA) by Alcon Inc. (“Alcon”) (NYSE: ALC).

Broadwood, which owns 30.2% of STAAR’s outstanding common stock, continues to oppose the proposed sale of the Company to Alcon and issued the following statement:

“STAAR spent months trying to convince the Company’s shareholders that the Board had run a proper sale process and achieved a fair buyout price from Alcon. The Board also claimed that the executives’ compensation packages were reasonable and had not created a misalignment of interests with STAAR shareholders.

It is more evident than ever that none of these claims were true and that this Board has been wrong more often than it has been right.

STAAR initially defended its absurd sale process in which it shunned buyout interest from three parties and negotiated with just a single buyer with whom STAAR’s Chair had a longstanding commercial relationship. The Board was later forced to acknowledge that STAAR’s CEO and Chair had ignored legitimate buyout interest when this fact was disclosed – not voluntarily by STAAR, but in response to a question from one of the proxy advisory firms.

Shareholders were poised to overwhelmingly reject this ill-conceived transaction before the Board postponed the shareholder vote on the sale three times. Then, the Board begrudgingly and disingenuously attempted to band-aid its broken sale process with a performative go-shop mechanism that predictably failed to produce a superior proposal. Any sophisticated director would surely know that the belated and appended go-shop process was not designed in a manner to attract qualified bidders and proposals: interested parties were asked to sign off-market, multi-year standstills (unlike Alcon itself, which never signed a standstill); had to subject their proposed terms to Alcon’s over-the-shoulder inspection and unilateral matching rights; and were given just days to engage with the Company. The Board also refused to augment its own composition to enhance its credibility with shareholders. In our view, the “fix” was as poorly conceived and executed as the initial, flawed process, and nothing announced today changes the fact that this transaction has been plagued by process issues and conflicts from the very beginning.

The Board also spent months claiming that Alcon’s offer of $28 per share was the result of vigorous negotiations and represented the highest price available for the Company. And yet, Alcon has now offered an additional $150 million – but only after shareholders stepped in and demanded more consideration in response to the Board’s feckless negotiations. How can shareholders have any confidence that this latest proposal from Alcon represents its best offer, especially given that Alcon offered more than twice as much per share just 14 months ago? With a properly designed competitive process, and new directors overseeing the execution of that process, Alcon finally would be faced with genuine competition. How much more might it be willing to pay then?

Finally, we have noted for months that STAAR’s executives were poised to receive a massive windfall from the proposed transaction. The CEO, for example, was entitled to $24 million for just five months of work under the original terms of the transaction. We rightly worried that his personal incentives to consummate a deal were so strong that the deal process, timing and price were compromised in the interest of serving the CEO’s personal pocketbook. The Board dismissed these concerns for months. But now, facing one of the worst say-on-golden-parachute-pay votes ever, the Board finally has admitted its mistake and relented on this point too.

In our view, this proposed transaction has been plagued by missteps from the very beginning. We believe the Board ran an irredeemably flawed process, at the wrong time, that resulted in a proposed sale of the Company for a manifestly inadequate price. Although the Board eventually sought to address these defects by belatedly negotiating a meager price bump, how can shareholders have any confidence that this latest offer represents the best one available given the manifold process, timing, price and incentive issues?

We do not seek – and have never sought – control of STAAR, but we are large owners and are enthusiastic about continuing to own our share of the business as it turns the corner after some self-inflicted wounds in 2024. We believe STAAR has a bright future as an independent company. In fact, if the Company achieves management’s own projections, STAAR will be one of the most profitable medical technology companies in the world. Based on this fact, we believe the Company is worth substantially more than $30.75 per share.

We have no confidence in this deeply conflicted Board or the process it has overseen, nor do we believe the Board has maximized value for shareholders.

We therefore intend to vote “AGAINST” the revised transaction at the upcoming meeting, and we urge other shareholders to do the same.”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Saratoga Proxy Consulting LLC, by calling (212) 257-1311 or toll free at (888) 368-0379, or by email at info@saratogaproxy.com. If you have already voted for the merger, you may change your vote by voting a later-dated proxy “AGAINST” the deal. Only your latest dated vote counts.

About Broadwood

Broadwood Partners, L.P. is managed by Broadwood Capital, Inc. Broadwood Capital is a private investment firm based in New York City. Neal Bradsher is the President of Broadwood Capital.

Certain Information Concerning the Participants

Special Meeting of Shareholders Originally Scheduled for October 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company in connection with the special meeting of shareholders originally scheduled for October 23, 2025 and most recently postponed to be held on December 19, 2025 (including any further adjournments, postponements, reschedulings or continuations thereof, the “Proposed Merger Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s shareholders for the Proposed Merger Special Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE PROPOSED MERGER SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Special Meeting of Shareholders to Remove Members of the Board

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of shareholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Shareholder Meeting”). The Shareholder Meeting will be separate, distinct and unrelated to the Proposed Merger Special Meeting, and the Participants believe that the Shareholder Meeting will have no effect on the outcome of the Proposed Merger Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Shareholder Meeting, regardless of the outcome of the shareholder vote at the Proposed Merger Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Shareholder Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SHAREHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on November 21, 2025 and is available here.

Contacts

Investor Contacts

John Ferguson / Joseph Mills

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

jmills@saratogaproxy.com

(212) 257-1311

(888) 368-0379

Media Contacts

Scott Deveau / Jeremy Jacobs

August Strategic Communications

Broadwood@AugustCo.com

(323) 892-5562

Exhibit 2

PRESS/MEDIA Media November 18, 2025 Investing.com, November 18th – STAAR Surgical reveals board dissent over amended Alcon deal ahead of vote October 31, 2025 Investing.com, October 31st – Alcon rejects raised bid for STAAR Surgical as shareholders revolt October 16, 2025 Investing.com, October 16th – ISS recommendation may toll the bell for STAAR – Alcon deal, validates Broadwood October 9, 2025 Investing . com, October 9 th – Glass Lewis recommends against STAAR – Alcon merger, bolstering Broadwood’s campaign October 8, 2025 Bloomberg Opinion, October 8th – AI Insurance Is Expensive: P(doom), STAAR Surgical projections, Bitcoin life insurance and YouTube self - help September 25, 2025 CTFN, September 25 – Former CEO outlines case for shareholders to reject deal at current price September 11, 2025 Investing.com, September 11 – Exclusive: Shareholder revolt threatens Alcon’s takeover of STAAR Surgical September 2, 2025 Reuters, September 2 – STAAR shareholder Broadwood says it opposes Alcon’s proposed takeover September 2, 2025 MassDevice, September 2 – Alcon faces opposition from Staar Surgical’s largest shareholder in planned acquisition September 2, 2025 Medical Device Network, September 2 – STAAR Surgical’s largest shareholder opposes Alcon takeover Press December 9, 2025 Broadwood Partners Responds to Alcon’s Increase to Proposed Acquisition Price of STAAR Surgical December 8, 2025 Broadwood Partners Reiterates Opposition to STAAR Surgical’s Sale to Alcon Following Conclusion of Performative Go - Shop Process December 8, 2025 Broadwood Partners: Proxy Advisory Firm Egan - Jones Reaffirms Its Recommendation STAAR Surgical Shareholders Vote “AGAINST” Sale to Alcon November 10, 2025 Broadwood Partners Calls for the Appointment of New Directors at STAAR Surgical to Oversee Go - Shop Process November 4, 2025 Broadwood Partners Condemns Alcon’s Fallacious Attacks on STAAR Surgical and Its Prospects October 24, 2025 Broadwood Partners Condemns Decision by STAAR Surgical and Alcon to Delay Final Vote on Proposed Transaction October 22, 2025 Broadwood Partners Intends to Call Special Meeting to Remove Several STAAR Surgical Directors October 20, 2025 Broadwood Partners Highlights Growing Opposition to STAAR Surgical’s Proposed Sale to Alcon October 17, 2025 Broadwood Partners Issues Letter to STAAR Surgical’s Board Urging it to Allow Timely Shareholder Vote on Alcon Sale October 15, 2025 Broadwood Partners: All Three Leading Proxy Advisory Firms Recommend STAAR Surgical Shareholders Vote “AGAINST” Sale to Alcon SIGN UP FOR UPDATES SUBSCRIBE First Name Last Name Email © 2025 Let STAAR Shine. All rights reserved. Terms of Use. Privacy Policy. Disclaimer. MEDIA August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com HOME REASONS TO VOTE AGAINST RESOURCES PRESS/MEDIA HOW TO VOTE CONTACT